SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange
              Act of 1934 (Amendment No.          )

[X]  Filed by the Registrant
[ ]  Filed by a party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:_________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          _________________________________________________________________
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     (5)  Total Fee paid:__________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by
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     previous filing by registration statement number, or the
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     (3)  Filing Party: __________________________________________________
     (4)  Date Filed: ____________________________________________________



              GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held at The Lodge at McDonald's Campus, Forestview Room, Ronald Lane, in Oak Brook, Illinois 60521, on Monday, February 24, 1997, at 10:00 a.m., local time, for the following purposes:

     1.   To elect seven directors of the Company;

     2. To consider and vote upon a proposal to approve the Company's 1997 Stock Option Plan; and

     3. To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 30, 1996 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors


                                   Nancy C. Frohnmaier
                                   Secretary


Oakbrook Terrace, Illinois
January 24, 1997


                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the annual meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.



              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                Oakbrook Terrace, Illinois  60181



                         PROXY STATEMENT
               For Annual Meeting of Shareholders


  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 24, 1997, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, February 24, 1997, at 10:00 a.m., local time, at The Lodge at McDonald's Campus, Forestview Room, Ronald Lane, in Oak Brook, Illinois 60521.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 2,651,796 outstanding on December 30, 1996, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (seven) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received prior to the annual meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted for election of the seven nominees for director listed in this proxy statement and for approval of the Company's 1997 Stock Option Plan.
Proxies given may be revoked at any time prior to the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the annual meeting. A majority of the total outstanding shares of Common Stock of the corporation, represented in person or by proxy, will constitute a quorum for purposes of the meeting. Abstentions will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a proxy submitted by a broker for shares beneficially owned by other persons indicates that all or a portion of the shares represented by such proxy are not being voted (because the broker does not have discretionary authority to vote shares with respect to a particular matter in the absence of instructions from the beneficial owner of such shares), those shares will not be counted in determining whether a quorum is present and will not be considered present and entitled to vote with respect to that matter.

  The nominees for director who receive a plurality vote shall be elected directors of the Company. The vote required for the approval of the Company's 1997 Stock Option Plan is the affirmative vote of a majority of the outstanding Common Stock of the corporation, present in person or represented by proxy at the annual meeting. For purposes of determining the approval of the matters submitted to the shareholders for a vote, abstentions will have no effect on the vote for the election of directors and will be treated as voted against approval of the Company's 1997 Stock Option Plan.


               Proposal 1 - ELECTION OF DIRECTORS

  Seven directors are to be elected at the annual meeting, to serve until the 1998 annual meeting of shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.


Nominees

The following information is furnished with respect to each nominee for election as a director:

  HERBERT F. IMHOFF, age 70, has been Chairman of the Board since
1968 and President of the Company since 1964.

  HOWARD S. WILCOX, age 76, is a management consultant.  Mr.
Wilcox was formerly owner of Howard S. Wilcox, Inc., a public relations firm, from 1966 to 1986. Mr. Wilcox was elected to the Board in 1974.

  WALTER T. KERWIN, JR., age 79, is a former Vice Chief of Staff of the U.S. Army. He has served as a consultant to the Army, the Department of Defense and private industry since 1978. He joined the Board in 1984.

  HERBERT F. IMHOFF, JR., age 47, has been Executive Vice
President since February 1986 and General Counsel since January
1982.  Mr. Imhoff, Jr. has been a member of the Board since 1986.

  LEONARD CHAVIN*, age 65, has operated a real estate management and development business for more than 10 years. He was elected to the Board in 1991.

  SHELDON BROTTMAN, age 62, has been President and CEO of Jemm Wholesale Meat Co., a food processing business, since May 1989. For more than 10 years prior to that he was, and continues to be, an attorney and real estate developer. Mr. Brottman was elected to the Board in 1991.

  DELAIN G. DANEHEY, age 62, was with the auditing firm of Ernst
& Young LLP for 31 years, and was a partner when he retired from the firm in 1991. Mr. Danehey joined the Company's Board in May of 1995.


  All of the foregoing nominees are currently serving as directors of the Company and were elected by the shareholders at the last Annual Meeting. Each of the above-named nominees has agreed to serve if elected.

  *On December 30, 1994, in the United States Bankruptcy Court, Northern District of Illinois, an Involuntary Petition for Bankruptcy under Chapter 7 was filed against Mr. Chavin by three creditors. On December 31, 1993, LC & CP Corporation of Wisconsin, and LP & CC Corporation of Illinois, were adjudicated bankrupt. Mr. Chavin was an executive officer and major shareholder of these corporations.


Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held five regularly scheduled meetings during the last fiscal year.

Executive Committee
  The Board of Directors has an Executive Committee consisting of Committee Chairman Herbert F. Imhoff, Herbert F. Imhoff, Jr., Howard S. Wilcox and Walter T. Kerwin, Jr. The committee is empowered to act upon all matters requiring the approval of the Board of Directors except for corporate reorganizations, decisions regarding mergers and acquisitions and those matters reserved to the full Board by the Illinois Business Corporation Act, such as the declaration of dividends. No Executive Committee Meetings were held in fiscal 1996.

Audit Committee
  The Audit Committee, which is comprised of all Members of the Board, meeting as a committee of the whole, is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and with the review of internal policies and practices. Specifically, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met once during fiscal 1996.

Stock Option Committee
  The Board has a Stock Option Committee which is comprised of all non-employee Directors. The function of this committee is to oversee the administration of the Company's stock option plans. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Stock Option Committee met once during fiscal 1996.

The Board of Directors does not have a standing Nominating
Committee.


Nominations

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the secretary of the Company not later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the corporation or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.


Security Ownership of Certain Beneficial Owners and Management

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December
30, 1996:

Title of  Name and Address            Amount and Nature of    Percent
Class     of Beneficial Owner         Beneficial Ownership*   of Class

Common    Herbert F. Imhoff                  742,124          27.99
          One Tower Lane, Suite 2100
          Oakbrook Terrace, IL 60181

Common    Marlene Chavin                     142,025          5.36
          c/o S. Vass
          810 Highland Place
          Highland Park, IL 60035

*Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.

  The following information is furnished as of December 30, 1996, to indicate beneficial ownership by each director and each named executive officer, individually, and all executive officers and directors as a group:

Title of  Name of                Amount and Nature of     Percent
Class     Beneficial Owner       Beneficial Ownership*    of Class

Common    Herbert F. Imhoff       742,124(1)              27.99

Common    Herbert F. Imhoff, Jr.    4,415(2)                 **

Common    Leonard Chavin                  0                   -

Common    Sheldon Brottman         17,982(3)                 **

Common    Howard S. Wilcox            8,751                  **

Common    Walter T. Kerwin, Jr.       2,006                  **

Common    Delain G. Danehey           1,437                  **

Common    Kent M. Yauch            12,362(3)                 **

Common    Marilyn L. White                0                   -

Common    John J. Derby                   0                   -


All directors and executive       800,638(4)              29.77
officers as a group
(eleven in number)

* Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.
** Owns less than 1%.

(1) Mr. Imhoff is the father of Mr. Herbert F. Imhoff, Jr.

(2) Includes 165 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son. Mr. Imhoff, Jr. is the son of Mr. Herbert F. Imhoff.

(3) Represents options to purchase shares within 60 days of record date.

(4) Includes 165 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 37,301 option shares exercisable by members of the group within 60 days of record date.


Settlement Agreement
  On September 27, 1991 the Company and Leonard Chavin entered into a Settlement Agreement to resolve certain litigation and other issues. Insofar as it is still in effect, Mr. Chavin (and, subsequently, in certain respects, his former wife, Marlene Chavin) (a) agreed not to sue the Company or its agents based on facts existing or occurring prior to September 27, 1991, (b) agreed not to acquire additional securities of the Company during the term of the Agreement or to encourage others to do so, (c) granted the Company a right of first refusal to purchase his common shares of the Company and (d) agreed not to solicit proxies in opposition to the recommendation of the Company's Board of Directors and agreed to vote his shares in accordance with the Board's recommendation for so long as Mr. Chavin and one other person designated by him are included in the slate of nominees for directors recommended by the Board to shareholders for election as directors.

  In the Settlement Agreement, the Company agreed (a) to notify Mr. Chavin in advance of an annual meeting of shareholders if Mr. Chavin and his designee are not to be included on the Board's recommended slate of nominees, and (b) to include Mr. Chavin and his designee on the slate of nominees for directors under certain circumstances in the event the Company reincorporates in Delaware and Mr. Chavin and his nominee are members of the Company's Board on the date such reincorporation is approved. The covenants and agreements of the Settlement Agreement will continue in full force and effect for so long as Mr. Chavin remains a member of the Company's Board of Directors.

  In connection with the 1997 Annual Meeting, Mr. Chavin has designated himself and Mr. Brottman for inclusion in the slate of nominees pursuant to the Settlement Agreement.


Compensation of Executive Officers

Summary Compensation Table
  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other four most highly-compensated executive officers.

                   Summary Compensation Table

                                                  Long-Term
                                                  Compensation
                                                  Awards
Name and                       Annual             Securities    All Other
Principal                    Compensation         Underlying    Compensa-
Position               Year  Salary($)  Bonus($)  Options (#)   tion($)(1)

Herbert F. Imhoff      1996  $275,000   $360,638         0       $1,875
Chairman and           1995   225,061    195,349         0        1,875
President              1994   204,601     81,412         0        2,514

Herbert F. Imhoff, Jr. 1996  $160,000   $209,826         0       $2,182
Executive Vice         1995   127,250    110,451         0        1,983
President              1994   115,682     45,994         0        1,446

Kent M. Yauch          1996  $ 88,000   $ 25,000     6,612       $1,288
Chief Financial        1995    80,300     15,000         0        1,129
Officer                1994    73,000     10,000         0          912
and Treasurer

Marilyn L. White(2)    1996  $ 60,000   $ 75,129    13,225       $  875
Vice President

John J. Derby(3)       1996  $135,000   $      -         0            -
Vice President         1995    50,625      5,000    11,500            -
Triad Personnel
Services

(1) Amounts represent the Company's contribution to the Company's
401(k) Incentive Savings Plan
(2) Ms. White became an executive officer in August of 1996
(3) Mr. Derby joined the Company in May of 1995 and resigned
September 30, 1996


Stock Option Grants
  The following table shows all grants of stock options in 1996 under the 1995 Stock Option Plan, to the officers named in the Summary Compensation Table above. The exercise price of all options was the fair market value on the date of grant. In accordance with the stock option plan, the number of shares and exercise price of options granted were adjusted to reflect the 15% stock dividend paid in November 1996.

                Option Grants in Last Fiscal Year
                        Individual Grants

                                    % of Total
                                    Options
                                    Granted to        Exercise
                       Options      Employees in      or Base    Expiration
Name                   Granted(#)   Fiscal Year       Price      Date

Herbert F. Imhoff           0             0               0          -
Herbert F. Imhoff, Jr.      0             0               0          -
Kent M. Yauch           6,612        23.00%           $5.96      10/1/2005
Marilyn L. White       13,225        45.45%           $5.96      10/1/2005
John J. Derby               0             0               0          -



Stock Option Exercises and Fiscal Year End Stock Option Values
  The following table shows stock options exercised during fiscal 1996 by each of the executive officers named in the Summary Compensation Table and the value of unexercised options held as of the end of that year.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                        Number of
                                        Securities         Value of
                                        Underlying         Unexercised
                                        Unexercised        In-the-Money
                 Shares                 Options at         Options
                 Acquired               F/Y End (#)        at FY End
                 On           Value     Exer-    Unexer-   Exer-     Unexer-
Name             Exercise(#)  Realized  cisable  cisable   cisable   cisable

Herbert F. Imhoff    39,675   $391,295       0        0         0         0
Herbert F.
   Imhoff, Jr.       26,450    260,863       0        0         0         0
Kent M. Yauch         4,312     34,152   6,612(1)     0   $35,308(2)      0
Marilyn L. White          0          0       0   13,225(1)      0   $70,622(2)
John J. Derby        11,500     67,095       0        0         0         0

(1) Number of shares adjusted to reflect 15% stock dividend paid in November 1996.
(2) Represents the spread between $11.30, the closing price of the Company's Common Stock on the American Stock Exchange on September 30, 1996 (adjusted for a 15% stock dividend) and the option price per share of $5.96 multiplied by the number of unexercised options.


Compensation of Directors
  During the last fiscal year directors who are not full-time employees of the Company were compensated at the rate of $1,500 per month. Compensation for non-employee Executive Committee Members is $1,000 per meeting; however, no Executive Committee Meetings were held in fiscal 1996. Since Audit Committee and Stock Option Committee meetings are held in conjunction with regular Board Meetings, Committee Members receive no additional fee for serving on the Audit Committee or the Stock Option Committee.

Supplemental Executive Retirement Plan
  The Company has agreed to provide Herbert F. Imhoff with a retirement benefit of $400,000 subsequent to his retirement. Under the terms of the agreement, the retirement benefit is to be paid in a number of equal monthly installments equal to the number of months between the first day of the month following his termination date and the first day of the month in which Mr. Imhoff attains age 75. The retirement benefit is also to be paid in the event of a termination without cause or a constructive termination within 12 months following a change in control. In the event of Mr. Imhoff's death, the retirement benefit is to be paid to his designated beneficiary. Mr. Herbert F. Imhoff also has an employment contract with the Company dated October 1, 1962, providing for exclusive continuous employment during a period of time mutually agreeable to the parties.

Senior Employment Contracts
  Herbert F. Imhoff and Herbert F. Imhoff, Jr. each have employment security agreements with the Company which, in general, provide for payments in the amount of twice their respective annual compensation, plus continued participation in any employee benefit plan maintained by the Company in which the executive participates at the date of termination, in the event that the employment of the executive is terminated by the Company for any reason other than good cause within twenty-four months following change of control of the Company.

  A change of control shall be deemed to take place on the occurrence of any of the following events on or after May 14, 1990, without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately prior to such event:
(1) The acquisition by an entity, person or group of beneficial ownership of capital stock of the Company if after such acquisition such entity, person or group is entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power");
(2) The effective time of (I) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) a transfer of 30% of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50% of the Voting Power; or
(3) The election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors of the Company in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.



  Proposal 2 - GENERAL EMPLOYMENT ENTERPRISES, INC. 1997 STOCK OPTION PLAN


  The Board of Directors has established, effective upon receipt of shareholder approval, the General Employment Enterprises, Inc. 1997 Stock Option Plan. The Stock Option Plan is intended to promote stock ownership by selected officers and employees of the Company and its subsidiaries to increase their proprietary interest in the Company and to encourage them to remain in the employ of the Company. In addition, the Plan is intended as an additional incentive to members of the Board of Directors of the Company who are not employees of the Company to serve on the Board of Directors of the Company and to devote themselves to the future success of the Company. Five non-employee directors and approximately fifty employees are eligible to participate in the Plan.

  The Stock Option Plan is to be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company. The Committee will be comprised of two or more members of the Board who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have the authority, among other things, to select the employees to whom options may be granted, to determine the terms of each option, to interpret the provisions of the Stock Option Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Option Plan. Each determination or other action made or taken pursuant to the Stock Option Plan by the Committee, including interpretation of the Stock Option Plan and the specific terms and conditions of the options granted thereunder, will be final and conclusive for all purposes and upon all persons.

  The Stock Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, and for options that do not constitute incentive stock options (referred to herein as "nonstatutory options"), as determined in each individual case by the Committee. The Plan provides that the number of shares of Common Stock for which options may be granted under the Plan shall be 250,000. Upon receipt of stockholder approval to establish the Stock Option Plan, the Board of Directors intends to reserve 250,000 shares of Common Stock for issuance under the Stock Option Plan. In general, any shares of Common Stock subject to issuance upon exercise of options but which are not issued because of a surrender, forfeiture, expiration, termination or cancellation of any such option will once again be available for issuance pursuant to subsequent options.

  Grants of Options to Non-Employee Directors will be automatic and non-discretionary. Initially each individual who is a Non-Employee Director on the effective date of the Plan, will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the effective date of the Plan. Each individual who becomes a Non-Employee Director after the effective date of the Plan shall be granted automatically an option to purchase 15,000 shares of Common Stock on the date he or she becomes a Non-Employee Director. Options to be granted under the Stock Option Plan during 1997 to employees of the Company are not determinable at this time. Reference is made to the table entitled "Option Grants in Last Fiscal Year" under the heading "Compensation of Executive Officers" included in this proxy statement, which sets forth the options granted to executive officers of the Company under the 1995 Stock Option Plan during 1996. The Committee will, from time to time, select those officers and other key employees of the Company or any of its subsidiaries to participate in the Stock Option Plan on the basis of the special importance of their services in the management, development and operations of the Company or its subsidiaries. Options granted under the Stock Option Plan will vest and become exercisable over such time period as the Committee may determine or upon a change of control as defined under the Stock Option Plan. Options granted under the Stock Option Plan may be exercisable for up to ten years.

  The exercise price of nonstatutory options granted under the Stock Option Plan will be determined by the Committee and specified in each option grant, and may be less than the fair market value of the Common Stock on the date the option is granted. The exercise price of incentive stock options granted under the Stock Option Plan must at least equal the fair market value of the Common Stock on the date the option is granted. On December 30, 1996, the closing price of the Common Stock on the American Stock Exchange was $ 8.25 per share.

  An incentive stock option granted under the Stock Option Plan to an employee owning more than 10% of the Company (i) must have an exercise price of at least 110% of the fair market value of the shares issuable (determined as of the date the options granted) and (ii) will expire no later than the fifth anniversary of the date the incentive stock option was granted. An incentive stock option is subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of stock as to which any such incentive stock option first becomes exercisable in any calendar year is limited to $100,000. Options in excess of this limit would be nonstatutory options.

  The full exercise price for all shares purchased on exercise of options granted under the Stock Option Plan may be paid in cash, in cash received from a broker-dealer to whom the optionee has submitted an exercise notice, by delivering shares of Common Stock having an aggregate fair market value on the date of exercise equal to the option exercise price, by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the option exercise price, by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or by any combination of the above. Except in instances of retirement, disability or death as provided in the Stock Option Plan or in the Committee's sole discretion, any option will terminate on the date of the optionee's termination of employment with the Company and its subsidiaries.

  Incentive stock options granted under the Stock Option Plan have certain advantageous tax attributes under federal income tax laws. No taxable income is recognized by the option holder for federal income tax purposes at the time of the grant or exercise of an incentive stock option. Any gain or loss recognized by an option holder on the later disposition of shares acquired pursuant to the exercise of an incentive stock option generally will be treated as long-term capital gain or loss if such disposition does not occur prior to one year after the date of exercise of the option, or two years after the date the option was granted. No federal income tax deduction is available to the Company as a result of the grant or exercise of an incentive stock option.

  As in the case of incentive stock options, the grant of a nonstatutory stock option will not result in taxable income to the option holder for federal income tax purposes nor will the Company be entitled to an income tax deduction. Upon exercise of a nonstatutory stock option, however, the option holder will generally recognize ordinary income for federal and state income tax purposes equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise, and the Company or the subsidiary of the Company which is the employer of the option holder, will be entitled to federal and state income tax deductions in the amount of the ordinary income recognized by the option holder. In general, any further gain or loss realized by the option holder on the subsequent disposition of such shares will be long-term or short-term capital gain or loss, depending on the length of time the shares are held after the option is exercised.

  The Board of Directors or the Committee has authority to terminate, suspend or amend the Stock Option Plan, in whole or in part, from time to time without the approval of the shareholders of the Company to the extent allowed by law. The Stock Option Plan provides for appropriate adjustment in the number and kind of shares subject to the Stock Option Plan, and the number, kind and per share exercise price of shares subject to unexercised options, in the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

  Upon a change in control (as defined in the Stock Option Plan) of the Company, all outstanding options will become fully exercisable and all restrictions thereon will terminate in order that optionees may fully realize the benefits thereunder. Also, the Committee, as constituted before such change in control, is authorized, and has sole discretion, as to any option, either at the time such option is granted or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such option, upon the option holder's request, for an amount of cash equal to the difference between the exercise price and the then fair market value of the Common Stock covered thereby had such option been currently exercisable; (ii) make such adjustment to any such option then outstanding as the Committee deems appropriate to reflect such change in control; and (iii) cause any such option then outstanding to be assumed, by the acquiring or surviving corporation, after such change in control. The right to exercise an option in the event of a change in control may tend to discourage such a change in control, even if the change in control would be beneficial to shareholders.

  The number of shares available for issuance under this Stock Option Plan represents approximately 9.43% of the total currently outstanding shares. The total number of shares available for issuance under the Stock Option and all other stock related plans of the Company represents approximately 9.92% of the total currently outstanding shares. Because the shares utilized to fund the option awards will come from authorized but unissued shares, the exercise of options awarded under the Stock Option Plan would have a dilutive effect on the percentage interest of shareholders.

  The Stock Option Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company within twelve months after the date of its adoption by the Board of Directors. The Plan will be null and void if such approval is not obtained.


Vote Required

  The affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION PLAN.



                          OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of these reports furnished to the Company and written representations from the executive officers and directors that no other reports were required during the fiscal year ended September 1996, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent owners were complied with.


Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders, shareholder proposals must be received by the Company at its address hereinabove, on or before September 1, 1997.


Independent Public Auditors

  Ernst & Young LLP, independent certified public auditors, have been auditors of the financial statements of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 1997.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-KSB

  The Company will furnish upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-KSB including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to

                    Investor Relations Department
                    General Employment Enterprises, Inc.
                    Oakbrook Terrace Tower
                    One Tower Lane, Suite 2100
                    Oakbrook Terrace, Illinois 60181


Other Matters

  At the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO
SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE
UNITED STATES.


                              By Order of the Board of Directors



                              Nancy C. Frohnmaier
                              Secretary


Oakbrook Terrace, Illinois




            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, HOWARD S. WILCOX and WALTER T. KERWIN, JR., and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 24, 1997 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors and FOR proposal 2.

1.   Election of Directors, Nominees:
     S. Brottman, L. Chavin, D. G. Danehey, H. F. Imhoff, H. F. Imhoff, Jr.,
     W. T. Kerwin, Jr., H. S. Wilcox

                              For, except vote withheld
     FOR ___  AGAINST ___     from the following nominee(s) ________________

2.   Approval of the Company's 1997 Stock Option Plan.

     FOR ___  AGAINST ___  ABSTAIN ___

3. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.



This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposal 2. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.


 The Board of Directors recommends a vote FOR Proposals 1 and 2.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                   ____________________________________

                                   ____________________________________
                                   SIGNATURE(S)                    DATE